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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-90860) of the Featherlite Inc. 1994 Stock Option Plan and the Registration Statement on Form S-8 (333-75255) of our report, dated February 8, 1999, on the consolidated financial statements of Featherlite, Inc., which report is included in the Annual Report on Form 10-K for the year ended December 31, 2000.


McGladrey & Pullen, LLP


Rochester, Minnesota
April 2, 2001